CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 21, 2017, relating to the financial statements and financial highlights of Emerging Markets Growth Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent registered public accounting firm" in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California

August 28, 2017